UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __)

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Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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A Message from John McGlade, 7 April 2010

As many of you return from a long holiday weekend, I want to update you on our progress in our offer to acquire Airgas. Two months have now passed, in what I told you from the beginning would likely be a long process.

On Thursday we extended the expiration date of our tender offer for all outstanding shares of Airgas to June 4, 2010. The offer was previously set to expire this week. The purpose of extending our offer is to allow more time for all of the conditions related to our offer to be satisfied. Such an extension is typical in this type of transaction. It is also typical and expected that shareholders will wait to tender their shares until later in the process. With our extension announcement, Airgas immediately put out a press release discouraging their shareholders from tendering their shares.

In the last month, there have been several court rulings related to the transaction. As an example, you may have seen press articles about Airgas’ attempt to have the law firm representing us in this offer, Cravath, Swaine & Moore, disqualified based on an alleged conflict of interest. The Delaware Chancery Court ruled in our favor and refused to disqualify Cravath. We believe Airgas wasted shareholders’ time and money pursuing this baseless litigation which was simply a distraction from the actual transaction.

We remain fully committed to pursuing this extremely compelling transaction. We have offered Airgas shareholders an all-cash offer of $60.00 per share, a 38 percent premium above their last trading value prior to the offer. It is unfortunate for their shareholders that Airgas’ Board of Directors will not even talk to us and continues not to act in their shareholders’ best interest by denying them the opportunity to receive this very attractive cash offer.

So we will continue to be patient, but firm in our resolve to complete this deal, and we will pursue every option we can to reach the Airgas shareholders with this premium offer. Our next likely step is to go directly to their shareholders by nominating directors and submitting shareholder proposals. These would be voted on by the shareholders at their annual meeting which, according to their by-laws, should occur before the end of August. These steps are a way for us to help give Airgas shareholders a voice, as their Board has refused to negotiate with us.

We have just completed our second quarter of the fiscal year, and on April 22 we will release our quarterly earnings. I look forward to speaking with you on May 12 at the Chairman’s Talk. In the meantime, I ask that we continue to stay focused on doing our work safely and on our goals of a 17% margin and double-digit earnings per share (EPS) growth. It is the very best way in which we can show our investors that we are looking after their interests.

We will continue to keep you informed as new developments occur. You can look for these on CorpNews as they happen. For more information regarding this transaction, I also encourage you to visit www.airproducts.com/airgasoffer.

John McGlade

ADDITIONAL INFORMATION
On February 11, 2010, Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc. ("Air Products"), commenced a cash tender offer for all the outstanding shares of common stock of Airgas, Inc. ("Airgas") not already owned by Air Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the "Offer to Purchase").  The purchase price to be paid upon the successful closing of the cash tender offer is $60.00 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to Purchase, as amended. The offer is scheduled to expire at midnight, New York City time, on Friday, June 4, 2010, unless further extended in the manner set forth in the Offer to Purchase.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S. Securities and Exchange Commission ("SEC") on February 11, 2010. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov. The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

In connection with the proposed transaction, Air Products may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Air Products and certain of its respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products' directors and executive officers in Air Products' Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10, 2009. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates", "expects", "intends", "plans", "predicts", "believes", "seeks", "estimates", "may", "will", "should", "would", "could", "potential", "continue", "ongoing", similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Air Products will not pursue a transaction with Airgas and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. The forward-looking statements in this release speak only as of the date of this filing. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.